UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2021

The Kraft Heinz Company

(Exact name of registrant as specified in its charter)

Delaware	001-37482	46-2078182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 456-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	KHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On November 17, 2021, The Kraft Heinz Company (the “Company”) and HK3 18 LP (the “Selling Stockholder”), an affiliate of 3G Global Food Holdings LP, entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., as sole underwriter, relating to an underwritten public offering (the “Offering”) by the Selling Stockholder of 30,596,465 shares (the “Underwritten Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Company did not sell any shares of Common Stock in the Offering or receive any of the proceeds from the sale of Common Stock by the Selling Stockholder. Gross proceeds from the Offering of Common Stock are approximately $1.1 billion. The Offering is expected to close on November 22, 2021, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, and covenants and includes the terms and conditions for the sale of the Underwritten Shares, as well as indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The Company, certain of its officers and directors, the Selling Stockholder, and 3G Global Food Holdings LP and certain of its affiliates have agreed to customary lockup restrictions pursuant to which, subject to certain exceptions, they may not offer, pledge, sell, or purchase any Company securities for a 45-day period after the date of the prospectus supplement, without the consent of BofA Securities, Inc.

The Offering was made pursuant to the Company’s automatic registration statement on Form S-3 (Registration No. 333-250081-01), filed with the U.S. Securities and Exchange Commission on November 13, 2020, a base prospectus dated November 13, 2020 forming a part thereof, and a prospectus supplement dated November 17, 2021.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. The above description is qualified in its entirety by reference to such exhibit.

The legal opinion and consent of Gibson, Dunn & Crutcher LLP relating to the validity of the shares of Common Stock is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is furnished with this Current Report on Form 8-K.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 17, 2021, by and among The Kraft Heinz Company, the Selling Stockholder named in Schedule B thereto, and BofA Securities, Inc., as sole underwriter.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto).

104	The cover page of The Kraft Heinz Company’s Current Report on Form 8-K dated November 17, 2021, formatted in inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: November 19, 2021	By:	/s/ Paulo Basilio
Paulo Basilio
Global Chief Financial Officer